Exhibit 99.2

Raser Announces Test Results of an AC Induction Drive System

Delivering 420 ft-lbs of Torque at SAE World Congress

DETROIT—(BUSINESS WIRE)—April 11, 2005—Raser Technologies Inc. (OTCBB: RSTG - News; “Raser” or the “company”), a technology licensing company that develops and licenses advanced electric motor, controller and related technologies, released independent test results today at the Society of Automotive Engineers World Congress in Detroit that measured the combined effectiveness of its P2 Symetron(TM) motor and controller technology working together as a drive system. The SAE World Congress is a gathering of the world’s automotive manufacturing engineers and their major suppliers.

The test was conducted on March 24, 2005, at an independent dynamometer testing facility in Detroit. Test data showed that a Symetron(TM) P2 motor driven by a matching Symetron(TM) controller consistently delivered more than 420 ft-lbs of torque on numerous test runs. In each test run more than 420 ft-lbs of torque was measured for a minimum duration of 60 seconds. The motor was operated using air cooling yet tested superior to many drive systems which use liquid cooling. The Symetron(TM) motor being tested is 8 inches long by 12.5 inches in diameter and weighs just 67 Kg. This small size combined with high torque yield a torque density of 35 Newton Meters per Liter. Raser believes this to be the highest torque density for any drive system available today.

High torque is a critical performance requirement for an electric motor in a hybrid-drive system and provides the power needed to help accelerate the vehicle. Previously it was thought that the use of costly permanent magnet material was necessary to achieve the high-torque density needed for hybrids.

Raser Chief Technical Officer Timothy Fehr commented, “This is a significant accomplishment from an AC induction drive system, which brings with it the advantages of high-volume, low-cost manufacturing and reliable performance. It may also help to reduce the cost of the drive train and accelerate the transition to hybrid vehicles.”

About Raser Technologies

Formed in 2003, Raser Technologies believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron(TM) technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron(TM) generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser Technologies Inc. may be found at www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the designs of the electric motors and controllers; the company’s beliefs about the electric motor and controller technology, and related performance capabilities; the company’s beliefs with respect to the benefits of its technologies, the prospects for commercial application of the technology; and the company’s beliefs with respect to the hybrid vehicle market. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, our limited testing and application of our technologies, our inability to successfully license our technology, our inability to raise capital on terms acceptable to us, our inability to achieve commercial acceptance of our technology, our inability to compete effectively in the marketplace, our inability to improve or implement effective systems, procedures and controls, the strength of our patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, our inability to attract, train and retain key personnel, and such other risks as identified in our annual report on Form 10-KSB for the period ended Dec. 31, 2004, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Raser Technologies, Inc.

William Dwyer, 801-765-1200 (Investors)

investorrelations@rasertech.com

or

ISD, Inc.

Jody Janson, 585-232-5440

jody@istockdaily.com

www.istockdaily.com